SECURITIES EXCHANGE AGREEMENT


      THIS SECURITIES EXCHANGE AGREEMENT (the "Agreement") is entered into on September ____, 2006 by and among:

      (i) UNIPRO FINANCIAL SERVICES, INC, a Florida corporation ("Unipro");

      (ii) Raul C. Silvestre, Jr., and Jaybelle, Inc. ("Unipro Guarantors");

      (iii) SURELAND INDUSTRIAL FIRE SAFETY LIMITED ("Sureland");

      (iv) CHINA FIRE PROTECTION GROUP INC., an International Business Company organized under the laws of the British Virgin Islands and its subsidiaries (collectively the "Company"); and

      (v) all the shareholders of the Company who have executed this Agreement on the signature page attached hereto as Exhibit A (the "Company Shareholders") and Brian Lin.

                                    ARTICLE 1
                               SECURITIES EXCHANGE

      It is agreed as follows:

      1.1 Agreement to Exchange Securities. Subject to the terms and upon the conditions set forth herein, each Company Shareholder agrees to sell, assign, transfer and deliver to UNIPRO, and UNIPRO agrees to purchase from each Company Shareholder, at the Closing, all of the shares of Company ordinary shares of capital stock, par value US$0.01 each (the "Company Shares") owned by the respective Company Shareholder as listed in the Company Disclosure Schedule, in exchange for the issuance by UNIPRO to each such Company Shareholder a pro rata share of 701,538.46 UNIPRO shares of Series A Convertible Preferred Stock, no par value ("UNIPRO Preferred"). Each Company Shareholder's pro rata share of the UNIPRO Preferred shall be determined by multiplying 701,538.46 UNIPRO Preferred by a fraction, the numerator of which is the total number of Company Shares owned by the Company Shareholder at the Closing and the denominator of which is the total number of Company Shares issued and outstanding at the Closing. The Company has outstanding options to purchase Company shares. Such options shall be converted into 750,000options to purchase UNIPRO Common Stock, $0.001 par value ("Common Stock") on the same terms and conditions as the outstanding options. Fractional shares of UNIPRO Preferred shall be issued as necessary..

      1.2 Closing. The closing ("Closing") of the exchange of the Company Shares and the Unipro Preferred shall take place at the offices of Preston Gates & Ellis LLP, located at 925 Fourth Avenue, Suite 2900, Seattle, WA 98104-1158, at 10:00 a.m., local time, on September 7, 2006, or at such other time and place as may be agreed to by the Company and UNIPRO ("Closing Date").

      1.3 Instruments of Transfer.

      (a) Company Shares. Each Company Shareholder shall deliver to UNIPRO on the Closing Date evidence of the Company Shares owned by the Company Shareholder ("Company Certificates"), if any, along with duly executed assignments of such Company Certificates, in order to effectively vest in UNIPRO all right, title and interest in and to the Company Shares owned by the Company Shareholder. From time to time after the Closing Date, and without further consideration, the Company Shareholder will execute and deliver such other instruments of transfer and take such other actions as UNIPRO may reasonably request in order to more effectively transfer to UNIPRO the securities intended to be transferred hereunder.

      (b) UNIPRO Preferred. UNIPRO shall deliver to the Company Shareholders on the Closing Date original certificates evidencing the Unipro Preferred, in form and substance satisfactory to the Company Shareholders, in order to effectively vest in each Company Shareholder its respective right, title and interest in and to the Unipro Preferred. UNIPRO shall also deliver option agreements to the Company Shareholders on the Closing Date, in form and substance satisfactory to the Company Shareholders,. From time to time after the Closing Date, and without further consideration, UNIPRO will execute and deliver such other instruments and take such other actions as the Company Shareholders may reasonably request in order to more effectively issue to them the Unipro Preferred and the option agreements.

      1.4 Restricted Securities. The Unipro Preferred and the Common Stock issuable on conversion and on exercise of the options shall be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"), and shall accordingly bear a restrictive legend subject to existing law, as more fully described in Section 3.3 hereof.

      1.5 Private Placement. Unipro is conducting a private placement sale of up to 92,307.69 Unipro Preferred and 9,307.6 Warrants to purchase a share of Unipro Preferred concurrent with the transactions underlying this Agreement for the gross proceeds of up to US $10 million at $3.25 per share (the "Private Placement"). The parties acknowledge and agree that the Private Placement and the share exchange contemplated by this Agreement are intended to close concurrently and subject to the other, with the understanding that the Private Placement shall be deemed to have closed first in time to be followed immediately by the share exchange contemplated by this Agreement.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company, the Company Shareholders, Brian Lin and Sureland (where indicated) hereby represent and warrant to UNIPRO as follows:

      2.1 Disclosure Schedule. The disclosure schedule attached hereto as
Exhibit 2.1 (the "Company Disclosure Schedule") is divided into sections that correspond to the sections of this Article 2. The Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

      2.2 Corporate Organization, etc.

      (a) The Company is an International Business Company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction, with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and its subsidiaries taken as whole. Complete and correct copies of the Company's articles of association and memorandum of association, and of the organizational documents for each of the subsidiaries have previously been made available to UNIPRO.

      (b) Except as set forth on the Company Disclosure Schedule, the Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity (for purposes of this Article 2 and the representations set forth herein, any reference to the Company shall include the Company and all of its subsidiaries disclosed in the Company Disclosure Schedule, except where the context otherwise clearly requires). All capital stock of the subsidiaries is owned by the Company free and clear of all liens, claims and encumbrances except as set forth in the Company Disclosure Schedule. Each entity in which the Company owns an interest is duly organized, validly existing in good standing, and qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a Material Adverse effect on the Company taken as a whole.

      2.3 Capitalization. The authorized capital of the Company and the total number of Ordinary Shares issued and outstanding as of the date of this Agreement and the owners thereof and their holdings are as set forth in the Company Disclosure Schedule to this Agreement. The shares owned by the Company Shareholders represent all of the capital stock of the Company outstanding as of the date hereof. All issued and outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights, other restrictions or any securities statute or regulation. Other than as contemplated by this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company or any subsidiary is a party, or by which either is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of the Company or such subsidiary, including any right of conversion or exchange or buy-back under any security or other instrument.

      2.4 Authorization, etc. The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally. The execution and delivery of this Agreement and the related documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company, and no other corporate or shareholder proceedings on the part of the Company are necessary to authorize the transactions contemplated hereby and thereby.

      2.5 Non-Contravention. Except as set forth in the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein will:

      (a) violate, contravene or be in conflict with any provision of the articles of association or memorandum of association of the Company or its subsidiaries;

      (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or any subsidiary is a party or by which the Company, any subsidiary, or any of the Company's or any subsidiary's properties or assets is or may be bound;

      (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("Encumbrances") upon any property or assets of the Company or any subsidiary under any debt, obligation, contract, agreement or commitment to which the Company or any subsidiary is a party or by which the Company, any subsidiary, or any of the Company's or any subsidiary's assets or properties are bound; or

      (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "Law" and collectively as "Laws") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "Authority" and collectively as "Authorities").

      2.6 Consents and Approvals. Except as set forth in the Company Disclosure Schedule or those received or to be received by the Company or its subsidiaries prior to the Closing, with respect to the Company and/or its subsidiaries, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("Consent") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.

      2.7 No Brokers or Finders. Except as set forth in the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      2.8 Compliance. The Company and its subsidiaries have complied with and are not in violation of any Law or Authority requirements with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries. To the knowledge of the Company and its subsidiaries, the businesses and activities of the Company have not been and are not being conducted in violation of any Law or Authority requirements. The Company and its subsidiaries are not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth in the Company Disclosure Schedule, no written notice of non-compliance with any Law or Authority relating to or with respect to the business of the Company or its subsidiaries has been received by the Company or its subsidiaries (and the Company has no knowledge of any such or notice delivered to any other person or entity). To the knowledge of the Company and its subsidiaries, the Company and its subsidiaries are not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      2.9 Financial Statements.

      (a) The Company has provided to UNIPRO a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto), on a consolidated basis, for the fiscal years ended December 31, 2004 and 2005, prepared in accordance with the published rules and regulations of any applicable governmental entity and with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of Sureland, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The Company will provide to UNIPRO unaudited financial statements for the interim six-month periods ended June 30, 2005 and 2006. The unaudited financial statements will be a complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Sureland, on a consolidated basis, which statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be reviewed by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of Sureland, on a consolidated basis, at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on the Company. The audited financial statements described in
Section 2.9(a) and the unaudited financial statements described in this Section 2.9(b) are collectively referred to herein as the "U.S. GAAP Financial Statements".

      2.10 No Undisclosed Liabilities.

Except as set forth in the Company Disclosure Schedule, The Company has no liabilities individually in excess of $15,000 and in the aggregate in excess of $100,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the consolidated balance sheets of the Company as of December 31, 2005, prepared in accordance with U.S. GAAP, which have been delivered to UNIPRO, and (ii) such liabilities arising in the ordinary course of business of the Company since December 31, 2005, none of which would have a Material Adverse Effect on the Company.

      2.11 Absence of Certain Changes or Events.

Except as set forth in the Company Disclosure Schedule or in the unaudited financial statements provided pursuant to Section 2.9(b) hereto, and except for the transactions contemplated under this Agreement (including the Financing), there has not been, with respect to the Company and its subsidiaries: (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (iii) any split, combination or reclassification of any equity securities, (iv) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby, (v) entry into any licensing or other agreement with regard to the acquisition or disposition of any intellectual property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any governmental entity or Authority, (vi) any material change in its accounting methods, principles or practices, (vii) any change in the auditing firm, (vii) any issuance of securities, or (viii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

      2.12 Litigation.

Except as se forth in the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending, or to the knowledge of the Company, threatened against the Company and its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      2.13 Employee Benefit Plans.

      (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company and its subsidiaries, or any trade or business (whether or not incorporated) which is under common control with the Company and its subsidiaries, with respect to which the Company or any of its subsidiaries has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the consolidated financial statements of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or is continuing, or to the knowledge of the Company is threatened, against or with respect to any such Plan. To the knowledge of the Company, there are no audits, inquiries or proceedings pending or, threatened by any governmental agency with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan referenced herein can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, subject to applicable laws, without liability to UNIPRO or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

      (b) Except as contained in the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, officer, director or employee of the Company and its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      2.14 Restrictions on Business Activities.

Except as contained in the Company Disclosure Statement, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

      2.15 Title to Property.

            (a) All real estate or land use rights owned by the Company and its subsidiaries (including land use rights, improvements and fixtures thereon, easements and rights of way) (the "Real Property") is shown or reflected on the U.S. GAAP Financial Statements (as defined in Section 2.9(b)). The Company and its subsidiaries have obtained all governmental approval and permits necessary for the rights to own and to use such Real Property.

            (b) All leases of real property held by the Company and all personal property and other property and assets of the Company and its subsidiaries (other than Real Property) owned, used or held for use in connection with the business of the Company (the "Personal Property") are shown or reflected on the U.S. GAAP Financial Statements. The Company owns and have good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for liens disclosed in the U.S. GAAP Financial Statements or in the Company Disclosure Schedule hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

            (c) All leases pursuant to which the Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the knowledge of the Company, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

      2.16 Governmental Actions/Filings; Approvals. Except as set forth in the Company Disclosure Schedule, the Company and its subsidiaries hold, and/or have made, all Governmental Actions/Filings and Approvals reasonably necessary for the conduct by the Company and its subsidiaries of their business (as presently conducted and to be conducted following the Closing), except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on the Company.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.


                                    ARTICLE 3
       SEPARATE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

      Each Company Shareholder, severally and jointly, represents, warrants and covenants to and with UNIPRO with respect to himself, as follows:

      3.1 Disclosure Schedule. The disclosure schedule attached hereto as
Exhibit 3.1 (the "Company Shareholder Disclosure Schedule") is divided into sections that correspond to the sections of this Article 3. The UNIPRO Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

      3.2 Power and Authority. The Company Shareholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Company Shareholder Documents" or "Documents"). All action on the part of the Company Shareholder necessary for the authorization, execution, delivery and performance of the Company Shareholder Documents by the Company Shareholder has been taken and no further authorization on the part of the Company Shareholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Company Shareholder, the Documents shall constitute the valid and legally binding obligation of the Company Shareholder enforceable in accordance with their respective terms.

      3.3 Ownership of and Title to Securities. The Company Shareholder Disclosure Schedule accurately and completely sets forth all of the Company Shares owned by the Company Shareholder as of the date hereof. The Company Shareholder has good and marketable title to the Company Shares which he (the terms "he" in this Agreement refers to both male and female) owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

      3.4 Investment and Related Representations.

      (a) Securities Laws Compliance. The Company Shareholder is aware that neither the Unipro Preferred nor the offer or sale thereof to the Company Shareholder has been registered under the Securities Act, or under any state securities law. The Company Shareholder understands that the Unipro Preferred will be characterized as "restricted" securities under US federal securities laws inasmuch as they are being acquired in a transaction that has not been registered under the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Company Shareholder agrees that the Company Shareholder will not sell all or any portion of the Unipro Preferred except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company Shareholder understands that each certificate for the Unipro Preferred issued to the Company Shareholder or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 3.4 and that UNIPRO shall refuse to transfer the Unipro Preferred except in accordance with such restrictions:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

      (b) Investment Representation. This Agreement is made with the Company Shareholder in reliance upon the Company Shareholder's representation, which by the Company Shareholder's execution of this Agreement the Company Shareholder hereby confirms, that the Unipro Preferred to be received by the Company Shareholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

      (c) No Public Solicitation. The Company Shareholder is acquiring the Unipro Preferred after private negotiation and has not been attracted to the acquisition of the Unipro Preferred by any press release, advertising or publication.

      (d) Access to Information. The Company Shareholder acknowledges having received and reviewed UNIPRO's reports filed by UNIPRO with the Securities and Exchange Commission ("SEC") subsequent thereto (collectively the "SEC Reports") and acknowledge that any information contained therein is deemed disclosed by UNIPRO and the Unipro Guarantors for purposes of the UNIPRO Disclosure Schedule as well as any other disclosures required hereunder.

      (e) Investor Solicitation and Ability to Bear Risk to Loss. The Company Shareholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the Unipro Preferred. The Company Shareholder acknowledges that it is able to protect its interests in connection with the acquisition of the Unipro Preferred and can bear the economic risk of investment in such securities without producing a material adverse change in the Company Shareholder's financial condition. The Company Shareholder otherwise has such knowledge and experience in financial or business matters that the Company Shareholder is capable of evaluating the merits and risks of the investment in the Unipro Preferred.

      (f) Investor Status. The Company Shareholder is either (i) an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act, or (ii) not a U.S. Person (as defined in Regulation S promulgated under the Securities Act), not an affiliate of UNIPRO, and at the time of the origination of contact concerning this share exchange and at the date of execution and delivery of this Agreement not within the United States, its territories and possessions.


                                    ARTICLE 4
       REPRESENTATIONS AND WARRANTIES OF UNIPRO AND THE UNIPRO GUARANTORS

      UNIPRO represents and warrants, and the Unipro Guarantors represent and warrant, to UNIPRO, the Company, and the Company Shareholders as follows:

      4.1 Disclosure Schedule. The disclosure schedule attached hereto as
Exhibit 4.1 (the "UNIPRO Disclosure Schedule") is divided into sections that correspond to the sections of this Article 4. The UNIPRO Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 4. For purposes of this Article 4, any statement, facts, representations, or admissions contained in the public filings made by UNIPRO with the United States Securities and Exchange Commissions, are deemed to be included in the UNIPRO Disclosure Schedule and all such information is deemed to be fully disclosed to the Company and the Company Shareholders.

      4.2 Corporate Organization, Standing and Power. UNIPRO is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. UNIPRO has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be duly qualified and in good standing. UNIPRO does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

      4.3 Authorization. UNIPRO has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of UNIPRO has taken all action required by law, its articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of UNIPRO enforceable against UNIPRO in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

      4.4 Capitalization. The UNIPRO Disclosure Schedule accurately reflects as of the date hereof and the Closing Date (i) the authorized capital of UNIPRO,
(ii) the total number of outstanding shares of UNIPRO Common Stock ("Unipro Shares") and Unipro Preferred, (iii) subscriptions, options, warrants, calls, rights, contracts, agreements, commitments, understandings or arrangements to which UNIPRO is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of UNIPRO, including any right of conversion or exchange under any security or other instrument, and (iv) the list of stockholders with their holdings. All issued and outstanding shares of UNIPRO Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. Immediately prior to the Closing, Unipro will have 1,200,000 shares of Common Stock and no subscriptions, options, warrants, calls, rights, contracts, agreements, commitments, understandings or arrangements to which UNIPRO is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of UNIPRO, including any right of conversion or exchange under any security or other instrument.

      4.5 Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

      (a) violate any provision of the articles of incorporation or bylaws, as amended, of UNIPRO;

      (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which UNIPRO is a party or by which UNIPRO or any of their respective properties or assets is or may be bound;

      (c) result in the creation or imposition of any encumbrance upon any property or assets of UNIPRO under any debt, obligation, contract, agreement or commitment to which UNIPRO is a party or by which UNIPRO or any of its respective assets or properties is or may be bound; or

      (d) violate any Law of any Authority.

      4.6 Consents and Approvals. No consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by UNIPRO of this Agreement, or the consummation of the transactions contemplated herein.

      4.7 Valid Issuance. The UNIPRO Preferred to be issued in connection with this Agreement has been duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Board of Directors of UNIPRO has determined that the consideration for such shares is adequate.

      4.8 SEC Filings; Financial Statements.

      (a) All statements, reports, schedules, forms and other documents required to have been filed by UNIPRO with the SEC have been so filed and on a timely basis except where a failure to timely file has no Material Adverse Effect on UNIPRO. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) none of the SEC Reports filed with respect to the year ended December 31, 2005 and subsequent periods up to the date hereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      4.9 Assets and Liabilities. The Disclosure Schedule sets for as of the date hereof and as of the Closing all assets and liabilities of UNIPRO as of those dates. For purposes of this representation, the term "liabilities" is construed broadly and means liabilities of whatever type to which UNIPRO is subject, whether currently existing, absolute, contingent, or to which UNIPRO may become subject at some point in the future, whether through lapse of time, the giving of notice, the occurrence or non-occurrence of an event or events, or otherwise, based at least in part on events, actions, or inaction occurring before Closing. Notwithstanding the forgoing, any liabilities which individually are less than $2,000 or in the aggregate are less than $10,000 are excluded. For purposes of this representation, the term "liabilities" includes, but is not limited to liabilities based on contract, tort, violation of laws, benefit plans, and contracts and other agreements. For the sake of clarity, it is the intention of the parties that UNIPRO have no assets or liabilities at the time of closing except for the liabilities listed in the Disclosure Schedule. If UNIPRO is, or may become in the future, subject to any liabilities based principally on events, actions, or inaction of UNIPRO occurring before Closing which individually exceeds $2,000 or $10,000 in the aggregate, this representation will be breached. The Disclosure Schedule sets for a list of liabilities as of the date hereof and as of the Closing.

      4.10 Books and Records. The books of account, minute books, stock record books, and other material records of UNIPRO, all of which have been made available to the Company, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of UNIPRO contain accurate and complete records of all formal meetings held, and corporate action taken by, the members, shareholders, the managers and committees of the managers of UNIPRO. At the Closing, all of those books and records will be in the possession of UNIPRO.

      4.11 No Broker or Finder. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UNIPRO.

      4.12 Intercompany And Affiliate Transactions; Insider Interests. Except as expressly identified in the UNIPRO Disclosure Schedule, there are, and since the change of control on September 8, 2005 there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between UNIPRO, on the one hand, and any director, officer, employee, stockholder, or affiliate of UNIPRO, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for UNIPRO or from, to, by or for any of such persons, that are currently in effect.

      4.13 Amendment to the Certificate of Incorporation. Unipro's board of directors has effected a 1 for 5 reverse stock split affecting the outstanding and authorized shares of Common Stock, so that there are 13,000,000 authorized shares and Unipro has delivered articles of amendment to the Certificate of Incorporation to Florida Department of State with respect to change in authorized shares and such amendment is effective. The board of directors has adopted a certificate of designation for Series A Convertible Preferred in the form previously furnished to the Company and Unipro has delivered articles of amendment to the Certificate of Incorporation to Florida Department of State with respect to designation and such amendment is effective. The board of directors and shareholders of Unipro have recommended and approved amendments to the Certificate of Incorporation (a) changing the name to China Fire Protection Group Inc and (b) increasing the number of shares of Common Stock and has delivered articles of amendment with respect thereto to the Company for filing with the Florida Department of State.

                                    ARTICLE 5
       SEPARATE REPRESENTATIONS AND WARRANTIES OF THE UNIPRO SHAREHOLDERS

      Jaybelle for itself and Raul Silvestre for Castle Bison, Inc. (Jaybelle and Castle Bison, Inc. being referred to and the "Unipro Shareholders") warrants and covenants to and with UNIPRO, the Company, and the Company Shareholders with respect to the Unipro Guarantors and the Unipro Shareholder Entities, as follows:

      5.1 Power and Authority. Each UNIPRO Shareholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All action on the part of UNIPRO Shareholder necessary for the authorization, execution, delivery and performance of the Documents by UNIPRO Shareholder has been taken and no further authorization on the part of UNIPRO Shareholder is required to consummate the transactions provided for in the Documents. When executed and delivered by UNIPRO Shareholder, the Documents shall constitute the valid and legally binding obligation of UNIPRO Shareholder enforceable in accordance with their respective terms.

      5.2. Ownership of and Title to Securities. The UNIPRO Disclosure Schedule accurately and completely sets forth all of the UNIPRO Shares owned by each UNIPRO Shareholder as of the date hereof. Each UNIPRO Shareholder has good and marketable title to the Unipro Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

                                    ARTICLE 6
                            COVENANTS OF THE PARTIES

      6.1 Full Access. Throughout the period prior to the Closing, each party will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the party in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing party. Each party will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing party.

      6.2 Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "Information" as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto without breach of any other confidentiality agreement; (ii) to be generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party without breach of any confidentiality agreement;
(iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

      6.3 Further Assurances; Cooperation; Notification.

      (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of UNIPRO and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as UNIPRO may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

      (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the covenants specified in this Article 6.

      6.4 Satisfaction of Conditions Precedent. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

      6.5 Resignation of Officers And Directors. At the Closing, the pre-Closing officers and directors of UNIPRO shall submit their written resignations from such offices effective as of the Closing. Prior to their resignations, the pre-Closing directors of UNIPRO shall appoint to the board of directors of UNIPRO the following persons: Gangjin Li, Brian Lin, and Qihong Wu.

      6.6 Information Statement. Unipro will promptly file with the SEC a preliminary copy of an information statement with respect to the change of the name of Unipro to China Fire Protection Group Inc. and to increase the authorized shares of Common Stock to 65,000,000, uses its best efforts so that the SEC has no, or no further comments, and promptly distribute to Unipro shareholders.

                                    ARTICLE 7
        CONDITIONS TO THE OBLIGATIONS OF UNIPRO AND THE UNIPRO GUARANTORS

      Notwithstanding any other provision of this Agreement to the contrary, the obligation of UNIPRO and the Unipro Guarantors to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by UNIPRO and by all the Unipro Guarantors, of each of the following conditions:

      7.1 Representations and Warranties True. The representations and warranties of the Company, the Company Shareholders, and Sureland contained in this Agreement, including without limitation in the Company Disclosure Schedule initially delivered to UNIPRO as Exhibit 2.1, will be true, complete and accurate in all material respects as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

      7.2 Performance. The Company and the Company Shareholders will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company and the Company Shareholders on or prior to the Closing.

      7.3 Required Approvals and Consents.

      (a) All action required by law and otherwise to be taken by the members of the board of directors of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

      (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and UNIPRO will have received copies thereof.

      (c) Agreements and Documents. UNIPRO will have received a certificate of good standing of the Company from the British Virgin Islands and any other states where the Company is qualified to do business, as of the most recent practicable date.

      7.4 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of UNIPRO, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

      7.5 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction including any pre-approval requirement for foreign listings.

      7.6 Appropriate Documentation. UNIPRO will have received, in a form and substance reasonably satisfactory to UNIPRO, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 7 as UNIPRO may reasonably request.

      7.7 Private Placement. The Private Placement shall close for a minimum of $8 million concurrently with the closing under this Agreement.

      7.8 8-K. Confirmation by the auditors and counsel to Company that UNIPRO entity is prepared to file a Form 8-K within the time allotted by Form 8-K and that the draft of the Form 8-K complies as to form with the requirements of Form 8-K.

      7.9 U.S. GAAP Financial Statements. Prior to the Closing, the Company shall deliver to UNIPRO the U.S. GAAP Financial Statements of the Company in final form. The U.S. GAAP Financial Statements shall have been audited by the Accountant.

      7.10 Legal Opinion by Affiliated Companies' Counsel. The legal counsel of the Company shall have issued its legal opinion, in the English language and addressed to UNIPRO and the Unipro Guarantors, that (i) the Company is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and have the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted, (ii) that the authorized and registered capital and the shares of capital stock outstanding of the Company is in accordance with the representations set forth in section 2.3, (iii) that the Unipro Preferred Shares are owned by the Company Shareholders as set forth in the Company Disclosure Schedule, (iv) that all issuances of the Company Shares are in compliance with applicable laws (including applicable securities laws), and (v) that the Company has all proper authority to enter into this Agreement and the transactions contemplated hereunder, and this Agreement and the transactions contemplated hereunder have been duly authorized and approved by the Company's board of directors or comparable governing body and to the extent necessary their members or stockholders, and this Agreement and the transactions contemplated hereunder do not require any consents or approvals from any governmental bodies or authorities.

      7.11 Registration Rights Agreement. Unipro and the Unipro Guarantors shall have entered into a registration rights agreement acceptable to the Company and to the Unipro Guarantors.

                                    ARTICLE 8
      CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE COMPANY SHAREHOLDERS

      Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and Company Shareholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by all the Company Shareholders, of each of the following conditions:

      8.1 Representations and Warranties True. The representations and warranties of UNIPRO and the Unipro Guarantors and contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

      8.2 Performance. UNIPRO and the Unipro Guarantors will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by UNIPRO at or prior to the Closing.

      8.3 Required Approvals and Consents.

      (a) All action required by law and otherwise to be taken by the directors and stockholders of the UNIPRO to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

      (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

      8.4 Agreements and Documents. The Company will have received the following agreements and documents, each of which will be in full force and effect:

      (a) a certificate executed on behalf of UNIPRO by its Chief Executive Officer confirming that the conditions set forth in Sections 8.1, 8.2, and 8.3 have been duly satisfied;

      (b) resolutions of the board of directors of UNIPRO, certified by the secretary of UNIPRO, approving the transactions contemplated by this Agreement, including the issuance of the UNIPRO Shares and the matters referred to in
Section 8.3 of this Agreement;

      (c) certificates representing the UNIPRO Shares registered in the names of the Company Shareholders in accordance with Section 1.1;

      (d) a certified list of the record holders of UNIPRO Common Stock immediately prior to the Closing Date evidencing all of the shares of UNIPRO Common Stock issued and outstanding;

      (e) a certificate of good standing of UNIPRO from the State of Florida and any other states where UNIPRO is qualified to do business, as of the most recent practicable date;

      (f) a legal opinion from a law firm of recognized standing in form and content reasonably acceptable to the Company and its counsel to the effect that the transactions involving of UNIPRO Shares under this Agreement does not require registration under the Securities Act of 1933.

      8.5 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

      8.6 Appropriate Documentation. The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 8 as the Company may reasonably request.

      8.7 Private Placement. The Private Placement for a minimum of $8 million shall close concurrently with the closing under this Agreement.

      8.8 8-K. Confirmation by the auditors and counsel to Company that the UNIPRO is prepared to file a Form 8-K within the time allotted by Form 8-K and that the draft of the Form 8-K complies as to form with the requirements of Form 8-K.

                                    ARTICLE 9
                           TERMINATION AND ABANDONMENT

      9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and UNIPRO.

      9.2 Termination by either the Company or UNIPRO. This Agreement may be terminated by either the Company or UNIPRO if the Closing is not consummated by the Closing Date (provided that the right to terminate this Agreement under this Section 9.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date). This Agreement may also be terminated by the Company for a material breach of any representation, warranty, or covenant of UNIPRO or any UNIPRO Guarantor or the failure of any of the Company's conditions to closing to be satisfied. This Agreement may also be terminated by UNIPRO for breach of any representation, warranty, or covenant of the Company or any Company Shareholder or the failure of any of Unipro's conditions to Closing to be satisfied.

      9.3 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or UNIPRO pursuant to this Article 9, written notice thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

      (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

      (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

      (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

      10.1 Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of UNIPRO and the Unipro Guarantors in this Agreement in Articles 4, 5, 6 and 10 or in any instrument delivered pursuant to this Agreement shall survive the Closing hereof for one (1) year.

      10.2 Expenses. UNIPRO, the Unipro Guarantors, the Company, and the Company Shareholders will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

      10.3 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified only by the Company, UNIPRO and the Company Shareholders. All such amendments and modifications to this Agreement must be in writing duly executed by all of the parties hereto.

      10.4 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by UNIPRO, on the one hand, and the Company and the Company Shareholders, on the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

      10.5 Indemnification Obligations in favor of the Executive Officers, Directors, and Employees of UNIPRO . From and after the Closing Date, the Company, UNIPRO, the Company Shareholders, and Brian Lin shall reimburse, indemnify and hold harmless the executive officers, directors, and employees of UNIPRO in office immediately prior to the Closing (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a "UNIPRO Indemnified Party") against and in respect of:

      (a) Any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any UNIPRO Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Indemnified Party, which arises or results from a third-party claim brought against a UNIPRO Shareholder Indemnified Person to the extent based on the business, operations or assets of the Company or any of the Company's subsidiaries or the actions or omissions of any officer, director, shareholder, employee, or agent of the Company or any of the Company's subsidiaries after the Closing this Agreement.

      (b) UNIPRO shall have no obligation to indemnify or hold harmless a Unipro Indemnified Party for any settlement entered into by such Unipro Indemnified Party without UNIPRO's prior written consent after Closing of this Agreement. In addition, the Company shall have no obligation to indemnify or hold harmless any UNIPRO Indemnified Person for any damages, claims, losses or the like based on the diminution in value of the Indemnified Person's UNIPRO common shares.

      10.6 Indemnification Obligations in favor of UNIPRO. From and after the Closing Date, the Unipro Guarantors shall reimburse, indemnify and hold harmless UNIPRO, the Company, and the Company Shareholders, and the executive officers, directors, and employees of UNIPRO and the Company in office after the Closing (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a "Company Indemnified Party") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Company Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Indemnified Party, in respect of any breach of any representation, warranty, covenant, or other agreement made by UNIPRO or a UNIPRO Guarantor. Jaybelle will retain at least $75,000 of assets for a period of at least one year and thereafter such amount as to which any Company Indemnified has made an indemnification claim.

      10.7 Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity other than a party hereto and his, her or its respective successors and assigns permitted hereby to rely upon any of the representations or warranties contained herein or to any claim, cause of action, remedy or right of any kind.

      10.8 Notices. All notices, requests, demands and other communications required or permitted hereunder prior to the Closing will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; or (ii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as a party will furnish to the other parties hereto in writing in accordance with this subsection If to the Company and the Company Shareholders:

   If to the Company and the Company Shareholders:    With a copy to:
   China Fire Protection Group                        Preston Gates & Ellis, LLP
   South Banbidian Industrial Park,                   925 Fourth Avenue
   Liqiao Township, Shunyi District                   Suite 2900
   Beijing 101304, People's Republic of China         Seattle, WA 98104-1158
   Attn: Brian Lin, CEO                               Attn: William Gleeson
   Fax: _+86 10 8146-3639                             Fax: (206) 623-7022

or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection..

   If to the UNIPRO and the Unipro Guarantors:

   Unipro Financial Services, Inc.
   31200 Via Colinas, Suite 200
   Westlake Village, California 91362
   Attn: Raul Silvestre
   Fax: (818) 597-7551

or to such other person or address as UNIPRO will furnish to the other parties hereto in writing in accordance with this subsection.

      10.9 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

      10.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      10.11 Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

      10.12 Entire Agreement. Except for a registration rights agreement between Unipro and the Unipro Guarantors (which provides for third party beneficiary rights to persons whom Unipro deems to be unable to sell otherwise than through registration), this Agreement, the Disclosure Schedules and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedules or any such exhibit or other writing are part of this Agreement, together they embody the entire Agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement, provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

      10.13 Remedies and Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 6 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Article 6 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

      10.14 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

      10.15 Definition of Material Adverse Effect. "Material Adverse Effect" with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the party taken as a whole, provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction or (ii) changes in generally accepted accounting principles.


                          [Signature Page(s) to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UNIPRO FINANCIAL SERVICES INC.           CHINA FIRE PROTECTION GROUP INC.



By: ___________________________          By: ______________________________
    John Vogel, President                    Brian Lin, CEO




_____________________                    SURELAND INDUSTRIAL FIRE SAFETY LIMITED
Jaybelle, Inc.
By: Martin Sumichrast                    By: ______________________________
                                                Gangjin Li, Chairman

_____________________
Castle Bison, Inc.
By: Raul C. Silvestre, Jr.,



"COMPANY SHAREHOLDERS"

Signatures Appear on Exhibit A

                 Signature Page to Securities Exchange Agreement

                                    EXHIBIT A

                       COMPANY SHAREHOLDER SIGNATURE PAGE




Name of Company Shareholder             Number of Company Shares Owned Signature
--------------------------------------------------------------------------------

                                   EXHIBIT 2.1

                           COMPANY DISCLOSURE SCHEDULE

      This Disclosure Schedule is being furnished by the Company in connection with the execution and delivery of that certain Securities Exchange Agreement dated as of September 7, 2006 (the "Agreement") by and among Unipro Financial Services Inc., a Florida corporation ("UNIPRO"), China Fire Protection Group, an International Business Company organized under the laws of the British Virgin Islands (the "Company"), and the shareholders of the Company named therein (the "Company Shareholders") and certain shareholders of UNIPRO (the "Unipro Guarantors"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be deemed reasonably appropriate.


2.2(b) Subsidiaries:

            1.  Sureland Industrial Fire Safety Limited (Sureland)
            2.  Sureland Industrial Fire Equipment Co., Ltd.
            3.  * Beijing Sureland Creation Fire Prevention Technology Co., Ltd.
            4.  * Beijing ZhongXiao Fire Safety Technology Co., Ltd.
            5.  * Beijing Ju An Construction Fire Safety Technology Co., Ltd.
            6.  * Beijing Hua An Times Fire Safety Technology Co., Ltd.

            * 100% owned by Sureland

            Sureland also owns 19% of TianJin Fire Protection Equipment Limited

2.7 No Brokers and Finders

      The company has engaged H.C. Wainwright to be its private placement agent and agreed to pay H. C. Wainwright a commission of 7.5% of the funds raised.

2.11 Absence of Certain Changes or Events

      The company plans to adopt a new compensation plan for its management which will be set at market rate.

                                   EXHIBIT 3.1

                     COMPANY SHAREHOLDER DISCLOSURE SCHEDULE

      This Disclosure Schedule is being furnished by Company Shareholders in connection with the execution and delivery of that certain Securities Exchange Agreement dated as of September 1_, 2006 (the "Agreement") by and among Unipro Financial Services Inc., a Florida corporation ("UNIPRO"), China Fire Protection Group, an International Business Company organized under the laws of the British Virgin Islands (the "Company"), and the shareholders of the Company named therein (the "Company Shareholders") and certain shareholders of UNIPRO (the "Unipro Guarantors"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement, provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be deemed reasonably appropriate.

                                   EXHIBIT 4.1

                           UNIPRO DISCLOSURE SCHEDULE

      This Disclosure Schedule is being furnished by UNIPRO in connection with the execution and delivery of that certain Securities Exchange Agreement dated as of September 1, 2006 (the "Agreement") by and among Unipro Financial Services Inc, a Florida corporation ("UNIPRO"), China Fire Protection Group, an International Business Company organized under the laws of the British Virgin Islands (the "Company"), and the shareholders of the Company named therein (the "Company Shareholders") and certain shareholders of UNIPRO (the "Unipro Guarantors"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement, provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be deemed reasonably appropriate.